EXHIBIT 99.1
INN OF THE MOUNTAIN GODS RESORT AND CASINO ANNOUNCES
EXCHANGE OFFER FOR ITS 12% SENIOR NOTES DUE 2010
(Mescalero, NM, November 24, 2010) Inn of the Mountain Gods Resort and Casino (the “Company”) announced today that it has commenced a private offer to exchange (the “Exchange Offer”) its outstanding 12% Senior Notes due 2010 (the “Existing Notes”) for two series of new notes and cash, as described below.
The Exchange Offer will expire at 5:00 p.m., New York City time, on January 7, 2011, unless extended. Tendered Existing Notes may be withdrawn prior to the expiration date, but not thereafter, except under certain limited circumstances.
For each $1,000 principal amount of Existing Notes validly tendered and accepted for exchange in the Exchange Offer, the holder thereof will receive (1) $300 principal amount of new 8.750% Senior Notes due 2020 (the “1st-Out Notes”), (2) $675 principal amount of new Senior PIK Notes due 2020 (the “2nd-Out Notes” and, together with the 1st-Out Notes, the “New Notes”) and (3) a pro rata amount of $18 million in cash.
The Exchange Offer is subject to certain conditions, including that at least 99.5% of the outstanding principal amount of the Existing Notes are tendered and accepted in the Exchange Offer and the Company’s receipt of written documentation from the National Indian Gaming Commission (“NIGC”) providing that the indenture governing the New Notes and the primary collateral documents are not management contracts required to be approved by the chairperson of the NIGC. The Company has the right to waive these conditions (including the minimum tender condition) or to terminate, withdraw, amend or extend the Exchange Offer or delay or refrain from accepting for exchange or exchanging the Existing Notes at any time and for any reason prior to the fulfillment or waiver of the conditions to the Exchange Offer.
The New Notes will be guaranteed by the Company’s existing and future restricted subsidiaries, which includes the subsidiaries that guarantee the Existing Notes. The New Notes will be senior obligations of the Company, secured by (1) a first priority security interest perfected under the laws of the Apache Tribe of the Mescalero Reservation (the “Tribe”) in (a) the Company’s and the guarantors’ revenues prior to the deposit thereof into a deposit account and (b) any assets distributed by the Company or any guarantor to the Tribe or any of its affiliates if such distribution was not permitted by the terms of the indenture governing the New Notes and (2) a first priority security interest perfected under applicable law in (a) the deposit accounts owned by the Company and the guarantors and (b) all of the Company’s and the guarantors’ personal property, in each case, other than excluded assets.
The Exchange Offer is being made only to holders of Existing Notes that have completed and returned an eligibility letter pursuant to which such holder represents and warrants that it is either (a) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), (b) an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act), (c) a non-institutional “accredited investor” (within the meaning of Rule 501(a)(4), (5), (6) or (8) of Regulation D under the Securities Act) or (d) a person other than a “U.S. Person” (as defined in Rule 902 of Regulation S under the Securities Act).
The New Notes have not been and will not be registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements, and will therefore be subject to substantial restrictions on transfer.
This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful. No recommendation is made as to whether the holders of Existing Notes should tender their Existing Notes for exchange in the Exchange Offer.

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i-Deal LLC is acting as the Exchange Agent and Information Agent for the Exchange Offer. Eligible holders of Existing Notes can contact the Information Agent to request Exchange Offer documents at (212) 849-5000 or toll free at (888) 593-9546.
Notice regarding forward-looking statements
This news release contains forward-looking statements. The words “will,” “may,” “should,” “believes,” “anticipates,” “intends,” “estimates,” “expects,” “projects,” “plans,” “seek” or similar expressions are intended to identify forward-looking statements. All statements in this news release, other than statements of historical fact, including statements regarding the potential terms of the Exchange Offer and New Notes described, are forward-looking statements. The potential transactions described in this press release may not occur on the terms described, or at all. All forward-looking statements speak only as of the date on which they are made. They rely on a number of assumptions concerning future events and are subject to a number of risks and uncertainties, many of which are outside of the Company’s control, that could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the factors listed under “Item 1A — Risk Factors” in the Annual Report on Form 10-K for the year ended April 30, 2009 and the Quarterly Report on Form 10-Q/A for the three months ended June 30, 2010. Many of these factors are beyond the Company’s ability to control or predict. Given these uncertainties, you should not place undue reliance on the forward-looking statements. The Company disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
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